Exhibit 99.1

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
ACAMAR PARTNERS ACQUISITION CORP. II

I.	PURPOSE OF THE COMMITTEE

The purpose of the Audit Committee (the "Committee") of the Board of Directors (the “Board") of Acamar Partners Acquisition Corp. II (the "Company") is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, if any, including, without limitation, (a) assisting the Board's oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditors' (as described below) qualifications and independence, and (iv) the performance of the independent auditors and the Company's internal audit function (or if the Company does not yet have an internal audit function because it is availing itself of a transition period pursuant to the rules of the Nasdaq Capital Market ("Nasdaq"), assisting the Board in oversight of the design and implementation of the internal audit function), and (b) preparing any report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the "SEC") for inclusion in the Company's annual proxy statement.

II.	COMPOSITION OF THE COMMITTEE

The Committee shall consist of three or more independent directors, as determined from time to time by the Board, subject to any phase-in periods or cure periods permitted by Rule 10A-3(b)(1)(iv)(A) under the Exchange Act of 1934, as amended, Nasdaq rules and other applicable laws. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of Nasdaq and other applicable laws, and any additional requirements that the Board deems appropriate.

No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in the Company's annual proxy statement, or, if the Company does not file an annual proxy statement, in its annual report on Form 10-K.

The chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson.

Any vacancy on the Committee shall be filled by majority vote of the Board. No member of the Committee shall be removed except by majority vote of the Board.

Each member of the Committee must be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee must be designated by the Board to be the "audit committee financial expert," as defined by the SEC pursuant to the Sarbanes-Oxley Act of 2002 (the "Act").

III.	MEETINGS OF THE COMMITTEE

The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than once every fiscal quarter. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee should meet separately on a periodic basis with (i) management, (ii) the director of the Company's internal auditing department or other person responsible for the internal audit function, if any, and (iii) the independent auditors, in each case to discuss any matters that the Committee or any of the above persons or firms believe warrant Committee attention.

A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

The Committee shall maintain minutes of its meetings and records relating to those meetings. The provisions of the Company's Bylaws relating to meetings of the board of directors of the Company shall apply equally to meetings of the committee unless otherwise stated herein.

IV.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best address, react or respond to changing circumstances or conditions. The following duties and responsibilities are within the authority of the Committee and the Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the SEC, Nasdaq, or any other applicable regulatory authority:

Selection, Evaluation, and Oversight of the Auditors

(a)	Be directly responsible for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such independent registered public accounting firm must report directly to the Committee (the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report for inclusion in the Company's Annual Report on Form 10-K is referred to herein as the "independent auditors");

(b)	Review and, in its sole discretion, approve in advance the independent auditors' annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Act and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Company and such independent auditors (which approval should be made after receiving input from the Company's management, if desired). Approval of audit and permitted non-audit services will be made by the Committee or by one or more members of the Committee as shall be designated by the Committee/the chairperson of the Committee and the persons granting such approval shall report such approval to the Committee at the next scheduled meeting;

(c)	Review the performance of the independent auditors, including the lead partner of the independent auditors, and, in its sole discretion (subject, if applicable, to shareholder ratification), make decisions regarding the replacement or termination of the independent auditors when circumstances warrant; and

(d)	Obtain at least annually from the independent auditors and review a report describing:

(i)	the independent auditors internal quality-control procedures;

(ii)	any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

(iii)	all relationships between the independent auditors and the Company (including a description of each category of services provided by the independent auditors to the Company and a list of the fees billed for each such category).

The Committee should present to the Board its conclusions with respect to the above matters, its review of the lead partner of the independent auditors, and its views on whether there should be a regular rotation of the independent auditors.

(e)	Evaluate the independence of the independent auditors by, among other things:

(i)	setting clear policies with the independent auditors for audit partner rotation requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder;

(ii)	actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

(iii)	setting clear hiring policies for employees or former employees of the independent auditors;

(iv)	taking, or recommending that the Board take, appropriate action to oversee the independence of the independent auditors;

(v)	monitoring compliance by the Company of the employee conflict of interest requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder; and

(vi)	engaging in a dialogue with the independent auditors to confirm that audit partner compensation is consistent with applicable SEC rules.

Oversight of Annual Audit and Quarterly Reviews

(f)	Review and discuss with the independent auditors their annual audit plan, including the timing and scope of audit activities, and monitor such plan's progress and results during the year;

(g)	Review with management and the independent auditors the following information which is required to be reported by the independent auditor:

(i)	all critical accounting policies and practices to be used;

(ii)	all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors;

(iii)	all other material written communications between the independent auditors and management, such as any management letter and any schedule of unadjusted differences; and

(iv)	any material financial arrangements of the Company which do not appear on the financial statements of the Company;

(h)	Review with management, the independent auditors and, if appropriate, the director of the Company's internal auditing department, if any, the Company's annual audited financial statements and quarterly financial statements, including the Company's specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, and any major issues related thereto;

(i)	Review with management, the independent auditors and, if appropriate, the director of the Company's internal auditing department, if any, the following:

(i)	major issues regarding accounting principles and financial statements presentations, including any significant changes in the Company's selection or application of accounting principles;

(ii)	any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles methods on the Company's financial statements;

(iii)	the Committee's level of involvement and interaction with the Company's internal audit function, if any, including the Committee's line of authority and role in appointing and compensating employees in the internal audit function;

(iv)	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and

(v)	the type and presentation of information to be included in any earnings, or press releases as well as review of any financial information and earnings guidance provided to analysts or rating agencies;

(j)	Resolve all disagreements between the independent auditors and management regarding financial reporting;

(k)	Review on a regular basis with the independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management's response with respect thereto, any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee should review with the independent auditors the following:

(i)	any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise);

(ii)	any communications between the audit team and the independent auditor's national office respecting auditing or accounting issues presented by the engagement; and

(iii)	any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Company;

Oversight of Financial Reporting Process and Internal Controls

(l)	Review:

(i)	the adequacy and effectiveness of the Company's accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget, compensation and staffing of the Company's internal audit function, through inquiry and discussions with the independent auditors, management and director of the Company's internal auditing department, if any; and

(ii)	if applicable, the yearly report prepared by management, and attested to by the independent auditors, assessing the effectiveness of the Company's internal control over financial reporting and stating management's responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in the Company's Annual Report on Form 10-K;

(m)	Review with the chief executive officer, president, principal financial officer, principal accounting officer and independent auditors, periodically, the following:

(i)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; and

(ii)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting;

(n)	Discuss guidelines and policies governing the process by which senior management of the Company assess and manage the Company's exposure to risk, as well as the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

(o)	Review with management the progress and results of all internal audit projects, and, when deemed necessary or appropriate by the Committee, assign additional internal audit projects to appropriate personnel;

(p)	Review with management the Company's administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies;

(q)	Receive periodic reports from the independent auditors, management and director of the Company's internal auditing department, if any, to assess the impact on the Company of significant accounting or financial reporting developments that may have a bearing on the Company;

(r)	Review and discuss with the independent auditors the results of the year-end audit of the Company, including any comments or recommendations of the independent auditors and, based on such review and discussions and on such other considerations as it determines appropriate, recommend to the Board whether the Company's financial statements should be included in the Annual Report on Form 10-K;

(s)	Establish and maintain free and open means of communication between and among the Committee, the independent auditors and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis;

(t)	Review the type and presentation of information to be included in the Company's earnings press releases (especially the use of "pro forma" or "adjusted" information not prepared in compliance with generally accepted accounting principles), if any, as well as any financial information and earnings guidance provided by the Company to analysts and rating agencies (which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance);

Miscellaneous

(u)	Establish and implement policies and procedures for the Committee's review and approval or disapproval of proposed transactions or courses of dealings with respect to which executive officers or directors or members of their immediate families have an interest (including all transactions required to be disclosed by Item 404(a) of Regulation S-K);

(v)	Meet periodically with management, the independent auditors and the Company’s outside counsel when appropriate, to review legal and regulatory matters, including (i) any matters that may have a material impact on the financial statements or accounting policies of the Company, (ii) any matters involving potential or ongoing material violations of law or breaches of fiduciary duty by the Company or any of its directors, officers, employees, or agents or breaches of fiduciary duty to the Company and (iii) any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities;

(w)	Prepare any report required by the rules of the SEC to be included in the Company's annual proxy statement;

(x)	Review the Company's policies relating to the ethical handling of conflicts of interest and review past or proposed transactions between the Company and members of management as well as policies and procedures with respect to officers' expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by the independent auditors;

(y)	Review and approve in advance any services provided by the independent auditors to the Company's executive officers or members of their immediate family;

(z)	Review the Company's program to monitor compliance with the Company's code of ethics;

(aa)	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

(bb)	Establish procedures for the receipt, retention and treatment of reports of evidence of a material violation made by attorneys appearing and practicing before the SEC in the representation of the Company or any of its subsidiaries, or reports made by the Company's chief executive officer in relation thereto;

(cc)	Approve reimbursement of expenses incurred by management in connection with certain activities conducted on the Company's behalf, such as identifying potential target businesses;

(dd)	Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Company;

(ee)	Review and assess the adequacy of this Charter on an annual basis;

(ff)	Report regularly to the Board on its activities, as appropriate (in connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the independent auditors, or the performance of the internal audit function);

(gg)	Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate; and

(hh)	Review, on a quarterly basis, all payments that were made by the Company to Acamar Partners Sponsor II LLC, a Delaware limited liability company, the Company’s officers and directors or any of their respective affiliates.

V.	EVALUATION OF THE COMMITTEE

The Committee shall, on an annual basis and in coordination with the Nominating and Corporate Governance Committee, evaluate its performance. The evaluation shall address all matters that the Committee considers relevant to its performance, including a review and assessment of the adequacy of this Charter, and shall be conducted in such manner as the Committee deems appropriate.

The Committee shall deliver to the Board a report, which may be oral, setting forth the results of its evaluation, including any recommended amendments to this Charter.

VI.	INVESTIGATIONS AND STUDIES; OUTSIDE ADVISORS

The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities, and may retain, at the Company's expense, such independent counsel or other consultants or advisors as it deems necessary.

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While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for preparing or certifying the financial statements, for planning or conducting the audit, or for determining whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information and (ii) the accuracy of the financial and other information provided to the Committee, in either instance absent actual knowledge to the contrary.

Nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of the members of the Committee, except to the extent otherwise provided under applicable federal or state law.